EXHIBIT 10.24.2

                           AMENDMENT NUMBER TWO TO THE
                    AGREEMENT AND DECLARATION OF TRUST OF THE
                 BOWATER INCORPORATED BENEFIT PLAN GRANTOR TRUST

     Effective November 20th, 1996, the Agreement and Declaration of Trust of the Bowater Incorporated Benefit Plan Grantor Trust, made as of May 20, 1988 between Bowater Incorporated and Wachovia Bank of North Carolina, N.A. (formerly known as Wachovia Bank and Trust Company, N.A.)(the "Agreement") is hereby amended pursuant to Section 10.1 of the Agreement as follows:


         1. Section 1.2(q) is amended by adding the following sentence to the end thereof: "Notwithstanding the foregoing, "Participant Data" shall not include any information regarding the participants and beneficiaries under a Plan who are residents, for income tax purposes, of Canada."



         2. The first sentence of Section 1.3 is amended to read as follows:

         "The Trust is established as a grantor trust within the meaning of

         Sections 671 through 677 of the Code to hold the interests of participants and their beneficiaries in the Plans, other than those participants and beneficiaries who are residents, for income tax purposes, of Canada."
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 20th day of November 1996.

BOWATER INCORPORATED                          WACHOVIA BANK OF NORTH
                                              CAROLINA, N.A.

By: /s/ Richard F. Frisch                     By:    /s/ Beverley H. Wood
Name:   Richard F. Frisch                     Name:   Beverley H. Wood
Title: Vice President-Human Resources         Title:  Senior Vice President
Date Signed:  December 5, 1996                Date Signed: December 20, 1996



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